CERTIFICATE OF DISSOLUTION
                                       OF
                                CP FUNDING CORP.

     The undersigned, being the Chairman of CP Funding Corp. (the "Corporation"), in accordance with the requirements of the General Corporation Law of the State of Delaware ("GCL"), and in order to obtain the dissolution of the Corporation, as provided by the GCL,

     DOES HEREBY CERTIFY AS FOLLOWS:

     The registered office of the Corporation in the State of Delaware is located at 15 East North Street, in the City of Dover, County of Kent, and the Agent in charge thereof, upon whom process against this Corporation may be served is United Corporate Services, Inc.

     The dissolution of the Corporation has been duly authorized in accordance with Section 275(c) of the GCL.

     The  following is a list of the names and  addresses of the officers of the
Corporation:

           NAME                                        ADDRESS

  Roland W. Betts                             Chelsea Piers - Pier 62, Suite 300
  Chairman and Secretary                      New York, New York  10011

  Tom A. Bernstein                            Chelsea Piers - Pier 62, Suite 300
  President and Treasurer                     New York, New York  10011

  David A. Tewksbury                          Chelsea Piers - Pier 62, Suite 300
  Executive Vice President                    New York, New York  10011

     The  following is a list of the names and addresses of the directors of the
Corporation:

            NAME                                        ADDRESS

  Roland W. Betts                             Chelsea Piers - Pier 62, Suite 300
                                              New York, New York  10011

  Tom A Bernstein                             Chelsea Piers - Pier 62, Suite 300
                                              New York, New York  10011

  David A. Tewksbury                          Chelsea Piers - Pier 62, Suite 300
                                              New York, New York  10011

     This dissolution was authorized on June 26, 1997.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Dissolution this 26th day of June, 1997.



                                            /s/Roland W. Betts
                                            ------------------------------------
                                            Roland W. Betts, Chairman